NEWS RELEASE
October 18, 2018

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2018

3rd Quarter 2018 Highlights:

•
Net income of $49.3 million for the current quarter, an increase of $12.8 million, or 35 percent, over the prior year third quarter net income of $36.5 million. Pre-tax income of $60.1 million for the current quarter, an increase of $12.0 million, or 25 percent, over the prior year third quarter pre-tax income of $48.1 million.

•
Current quarter diluted earnings per share of $0.58, an increase of 12 percent from the prior quarter, and an increase of 23 percent from the prior year third quarter diluted earnings per share of $0.47.

•	Current quarter loan growth of $175 million, or 9 percent annualized.

•	Current quarter core deposits increased $199 million, or 9 percent annualized.

•
Net interest margin of 4.26 percent as a percentage of earning assets, on a tax equivalent basis, a 9 basis points increase over the prior quarter, and a 15 basis points increase over the prior year third quarter net interest margin of 4.11 percent.

•	Dividend declared of $0.26 per share. The dividend was the 134th consecutive quarterly dividend.

•	The Company successfully completed the core system conversion of Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado.
Year-to-Date 2018 Highlights:

•
Net income of $132 million for the first nine months of 2018, an increase of $30.9 million, or 30 percent, over the first nine months of 2017 net income of $101 million. Pre-tax income of $161 million for the first nine months of 2018, an increase of $26.2 million, or 19 percent, over the first nine months of 2017 pre-tax income of $135 million.

•	Diluted earnings per share of $1.59, an increase of 21 percent from the prior year first nine months diluted earnings per share of $1.31.

•	Organic loan growth of $563 million, or 11 percent annualized, for the first nine months of the current year.

•
Net interest margin of 4.18 percent as a percentage of earning assets, on a tax equivalent basis, a 9 basis points increase over the 4.09 percent net interest margin in the first nine months of the prior year.

•	Dividends declared of $0.75 per share, an increase of $0.12 per share, or 19 percent, over the prior year first nine months regular quarterly dividends.

•
The Company completed the acquisition and core system conversion of Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado, with total assets of $551 million.

•
The Company completed the acquisition and core system conversion of Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana, with total assets of $1.110 billion.

Financial Highlights

	At or for the Three Months ended				At or for the Nine Months Ended
(Dollars in thousands, except per share and market data)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Operating results
Net income	$49,336	44,384	38,559	36,479	132,279	101,421
Basic earnings per share	$0.58	0.53	0.48	0.47	1.59	1.31
Diluted earnings per share	$0.58	0.52	0.48	0.47	1.59	1.31
Dividends declared per share [1]	$0.26	0.26	0.23	0.51	0.75	0.93
Market value per share
Closing	$43.09	38.68	38.38	37.76	43.09	37.76
High	$46.28	41.47	41.24	37.76	46.28	38.03
Low	$38.37	35.77	36.72	31.50	35.77	31.50
Selected ratios and other data
Number of common stock shares outstanding	84,521,093	84,516,650	84,511,472	78,006,956	84,521,093	78,006,956
Average outstanding shares - basic	84,518,407	84,514,257	80,808,904	78,004,450	83,294,111	77,379,514
Average outstanding shares - diluted	84,593,122	84,559,268	80,887,135	78,065,942	83,362,323	77,442,944
Return on average assets (annualized)	1.66%	1.53%	1.50%	1.46%	1.57%	1.40%
Return on average equity (annualized)	13.10%	12.07%	11.90%	11.87%	12.38%	11.49%
Efficiency ratio	52.26%	55.44%	57.80%	53.44%	55.01%	53.92%
Dividend payout ratio [1]	44.83%	49.06%	47.92%	108.51%	47.17%	70.99%
Loan to deposit ratio	85.13%	84.92%	81.83%	84.43%	85.13%	84.43%
Number of full time equivalent employees	2,572	2,605	2,545	2,250	2,572	2,250
Number of locations	164	167	166	145	164	145
Number of ATMs	215	221	223	200	215	200
______________________________

[1]	Includes a special dividend declared of $0.30 per share for the three and nine months ended September 30, 2017.

KALISPELL, Mont., Oct 18, 2018 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NASDAQ:GBCI) reported net income of $49.3 million for the current quarter, an increase of $12.8 million, or 35 percent, from the $36.5 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.58 per share, an increase of $0.11, or 23 percent, from the prior year third quarter diluted earnings per share of $0.47. Included in the current quarter was $1.3 million of acquisition-related expenses. “This was a very strong quarter which highlights the consistent strength of the Glacier team and business model. We saw solid, broad-based growth in quality loans and deposits across the franchise,” said Randy Chesler, President and Chief Executive Officer.

Net income for the nine months ended September 30, 2018 was $132 million, an increase of $30.9 million, or 30 percent, from the $101 million of net income for the first nine months of the prior year. Diluted earnings per share for the first nine months of 2018 was $1.59 per share, an increase of $0.28, or 21 percent, from the diluted earnings per share of $1.31 for the same period in the prior year.

On February 28, 2018, the Company completed the acquisition of Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana (collectively, “FSB”). On January 31, 2018, the Company completed the acquisition of Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado (collectively, “Collegiate”). The Company’s results of operations and financial condition include the acquisitions beginning on the acquisition dates and the following table discloses the preliminary fair value estimates of selected classifications of assets and liabilities acquired:

	FSB	Collegiate
(Dollars in thousands)	February 28, 2018	January 31, 2018	Total
Total assets	$1,109,684	551,198	1,660,882
Debt securities	271,865	42,177	314,042
Loans receivable	627,767	354,252	982,019
Non-interest bearing deposits	301,468	170,022	471,490
Interest bearing deposits	576,118	267,149	843,267
Borrowings	36,880	12,509	49,389

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
Cash and cash equivalents	$307,104	368,132	200,004	220,210	(61,028)	107,100	86,894
Debt securities, available-for-sale	2,103,619	2,177,352	1,778,243	1,886,517	(73,733)	325,376	217,102
Debt securities, held-to-maturity	590,915	620,409	648,313	655,128	(29,494)	(57,398)	(64,213)
Total debt securities	2,694,534	2,797,761	2,426,556	2,541,645	(103,227)	267,978	152,889
Loans receivable
Residential real estate	862,830	835,382	720,728	734,242	27,448	142,102	128,588
Commercial real estate	4,527,577	4,384,781	3,577,139	3,503,976	142,796	950,438	1,023,601
Other commercial	1,921,955	1,940,435	1,579,353	1,575,514	(18,480)	342,602	346,441
Home equity	528,404	511,043	457,918	452,291	17,361	70,486	76,113
Other consumer	282,479	277,031	242,686	243,410	5,448	39,793	39,069
Loans receivable	8,123,245	7,948,672	6,577,824	6,509,433	174,573	1,545,421	1,613,812
Allowance for loan and lease losses	(132,535)	(131,564)	(129,568)	(129,576)	(971)	(2,967)	(2,959)
Loans receivable, net	7,990,710	7,817,108	6,448,256	6,379,857	173,602	1,542,454	1,610,853
Other assets	916,754	914,643	631,533	656,890	2,111	285,221	259,864
Total assets	$11,909,102	11,897,644	9,706,349	9,798,602	11,458	2,202,753	2,110,500

Total debt securities of $2.695 billion at September 30, 2018 decreased $103 million, or 4 percent, during the current quarter and increased $153 million, or 6 percent, from the prior year third quarter. Debt securities represented 23 percent of total assets at September 30, 2018 compared to 26 percent of total assets at September 30, 2017.

The loan portfolio of $8.123 billion increased $175 million, or 9 percent annualized, during the current quarter. The loan category with the largest increase was commercial real estate loans which increased $143 million, or 3 percent. Excluding the FSB and Collegiate acquisitions, the loan portfolio increased $632 million, or 10 percent, since September 30, 2017 and was primarily driven by growth in commercial real estate loans, which increased $406 million, or 12 percent.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
Allowance for loan and lease losses
Balance at beginning of period	$129,568	129,568	129,572	129,572
Provision for loan losses	8,707	5,513	10,824	7,938
Charge-offs	(11,905)	(7,611)	(19,331)	(14,801)
Recoveries	6,165	4,094	8,503	6,867
Balance at end of period	$132,535	131,564	129,568	129,576
Other real estate owned	$12,399	13,616	14,269	14,359
Accruing loans 90 days or more past due	4,333	12,751	6,077	3,944
Non-accrual loans	55,373	58,170	44,833	46,770
Total non-performing assets	$72,105	84,537	65,179	65,073
Non-performing assets as a percentage of subsidiary assets	0.61%	0.71%	0.68%	0.67%
Allowance for loan and lease losses as a percentage of non-performing loans	222%	186%	255%	256%
Allowance for loan and lease losses as a percentage of total loans	1.63%	1.66%	1.97%	1.99%
Net charge-offs as a percentage of total loans	0.07%	0.04%	0.17%	0.12%
Accruing loans 30-89 days past due	$25,181	39,650	37,687	29,115
Accruing troubled debt restructurings	$35,080	34,991	38,491	31,093
Non-accrual troubled debt restructurings	$12,911	18,380	23,709	22,134
U.S. government guarantees included in non-performing assets	$5,791	7,265	2,513	1,913

Non-performing assets at September 30, 2018 were $72.1 million, a decrease of $12.4 million, or 15 percent, from the prior quarter and an increase of $7.0 million, or 11 percent, from the prior year third quarter. Non-performing assets as a percentage of subsidiary assets at September 30, 2018 was 0.61 percent, a decrease of 10 basis points from the prior quarter, and a decrease of 6 basis points from the prior year third quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $25.2 million at September 30, 2018 decreased $14.5 million from the prior quarter and decreased $3.9 million from the prior year third quarter. Early stage delinquencies as a percentage of loans at September 30, 2018 was 0.31 percent which was a decrease of 19 basis points from the prior quarter and a 14 basis point decrease from prior year third quarter. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at September 30, 2018 was 1.63 percent, which was a 3 basis points decrease compared to the prior quarter and a decrease of 36 basis points from a year ago. The decrease from the prior year third quarter was primarily driven by the addition of loans from new acquisitions, as they are added to the loan portfolio on a fair value basis with no allowance.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2018	$3,194	$2,223	1.63%	0.31%	0.61%
Second quarter 2018	4,718	762	1.66%	0.50%	0.71%
First quarter 2018	795	2,755	1.66%	0.59%	0.64%
Fourth quarter 2017	2,886	2,894	1.97%	0.57%	0.68%
Third quarter 2017	3,327	3,628	1.99%	0.45%	0.67%
Second quarter 2017	3,013	2,362	2.05%	0.49%	0.70%
First quarter 2017	1,598	1,944	2.20%	0.67%	0.75%
Fourth quarter 2016	1,139	4,101	2.28%	0.45%	0.76%

Net charge-offs for the current quarter were $2.2 million compared to $762 thousand for the prior quarter and $3.6 million from the same quarter last year. Current quarter provision for loan losses was $3.2 million, compared to $4.7 million in the prior quarter and $3.3 million in the prior year third quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
Deposits
Non-interest bearing deposits	$3,103,112	2,914,885	2,311,902	2,355,983	188,227	791,210	747,129
NOW and DDA accounts	2,346,050	2,354,214	1,695,246	1,733,353	(8,164)	650,804	612,697
Savings accounts	1,345,163	1,330,637	1,082,604	1,081,056	14,526	262,559	264,107
Money market deposit accounts	1,722,975	1,723,681	1,512,693	1,564,738	(706)	210,282	158,237
Certificate accounts	932,461	927,608	817,259	846,005	4,853	115,202	86,456
Core deposits, total	9,449,761	9,251,025	7,419,704	7,581,135	198,736	2,030,057	1,868,626
Wholesale deposits	151,421	172,550	160,043	186,019	(21,129)	(8,622)	(34,598)
Deposits, total	9,601,182	9,423,575	7,579,747	7,767,154	177,607	2,021,435	1,834,028
Repurchase agreements	408,754	361,515	362,573	453,596	47,239	46,181	(44,842)
Federal Home Loan Bank advances	155,328	395,037	353,995	153,685	(239,709)	(198,667)	1,643
Other borrowed funds	9,944	9,917	8,224	8,243	27	1,720	1,701
Subordinated debentures	134,055	134,058	126,135	126,099	(3)	7,920	7,956
Other liabilities	107,227	99,550	76,618	83,624	7,677	30,609	23,603
Total liabilities	$10,416,490	10,423,652	8,507,292	8,592,401	(7,162)	1,909,198	1,824,089

Core deposits of $9.450 billion as of September 30, 2018 increased $199 million, or 2 percent, from the prior quarter. Excluding acquisitions, core deposits increased $554 million, or 7 percent, from the prior year third quarter. The Company benefited from the increase in non-interest bearing deposits which increased $188 million, or 6 percent from the prior quarter and organically increased $276 million, or 12 percent from the prior year third quarter.

Securities sold under agreements to repurchase (“repurchase agreements”) of $409 million at September 30, 2018 increased $47.2 million, or 13 percent, over the prior quarter and decreased $44.8 million, or 10 percent, over prior year third quarter. Federal Home Loan Bank (“FHLB”) advances of $155 million at September 30, 2018, decreased $240 million over the prior quarter and remained stable from the prior year third quarter. FHLB advances continue to fluctuate to supplement deposit growth and fund loan growth.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
Common equity	$1,522,329	1,494,274	1,201,036	1,201,534	28,055	321,293	320,795
Accumulated other comprehensive (loss) income	(29,717)	(20,282)	(1,979)	4,667	(9,435)	(27,738)	(34,384)
Total stockholders’ equity	1,492,612	1,473,992	1,199,057	1,206,201	18,620	293,555	286,411
Goodwill and core deposit intangible, net	(340,508)	(342,243)	(191,995)	(192,609)	1,735	(148,513)	(147,899)
Tangible stockholders’ equity	$1,152,104	1,131,749	1,007,062	1,013,592	20,355	145,042	138,512

Stockholders’ equity to total assets	12.53%	12.39%	12.35%	12.31%
Tangible stockholders’ equity to total tangible assets	9.96%	9.79%	10.58%	10.55%
Book value per common share	$17.66	17.44	15.37	15.46	0.22	2.29	2.20
Tangible book value per common share	$13.63	13.39	12.91	12.99	0.24	0.72	0.64

Tangible stockholders’ equity of $1.152 billion at September 30, 2018 increased $20 million compared to the prior quarter which was the result of earnings retention. Tangible stockholders’ equity increased $139 million over the prior year third quarter which was the result of earnings retention and $181 million and $69.8 million of Company stock issued for the acquisitions of FSB and Collegiate, respectively. These increases more than offset the increase in goodwill and core deposit intangibles associated with the acquisitions and the decrease in accumulated other comprehensive income. Tangible book value per common share at quarter end increased $0.24 per share from the prior quarter and increased $0.64 per share from a year ago.

Cash Dividends
On September 26, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share. The dividend was payable October 18, 2018 to shareholders of record on October 9, 2018. The dividend was the 134th consecutive quarterly dividend. Regular quarterly dividends declared for the first nine months of 2018 were $0.75 per share, an increase of $0.12 per share, or 19 percent, over the same period last year. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2018
Compared to June 30, 2018, March 31, 2018 and September 30, 2017

Income Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Sep 30, 2017	Jun 30, 2018	Mar 31, 2018	Sep 30, 2017
Net interest income
Interest income	$122,905	117,715	103,066	96,464	5,190	19,839	26,441
Interest expense	9,160	9,161	7,774	7,652	(1)	1,386	1,508
Total net interest income	113,745	108,554	95,292	88,812	5,191	18,453	24,933
Non-interest income
Service charges and other fees	19,504	18,804	16,871	17,307	700	2,633	2,197
Miscellaneous loan fees and charges	1,807	2,243	1,477	1,211	(436)	330	596
Gain on sale of loans	7,256	8,142	6,097	9,141	(886)	1,159	(1,885)
(Loss) gain on sale of investments	(367)	(56)	(333)	77	(311)	(34)	(444)
Other income	4,216	2,695	1,974	3,449	1,521	2,242	767
Total non-interest income	32,416	31,828	26,086	31,185	588	6,330	1,231
Total income	$146,161	140,382	121,378	119,997	5,779	24,783	26,164
Net interest margin (tax-equivalent)	4.26%	4.17%	4.10%	4.11%

Net Interest Income
The current quarter interest income of $123 million increased $5.2 million, or 4 percent, from the prior quarter and increased $26.4 million, or 27 percent, over the prior year third quarter with both increases primarily attributable to the increase in interest income from commercial loans. Interest income on commercial loans increased $4.8 million, or 6 percent, from the prior quarter and increased $20.7 million, or 35 percent, from the prior year third quarter.

The current quarter interest expense of $9.2 million remained stable from the prior quarter and increased $1.5 million, or 20 percent, from the prior year third quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 36 basis points compared to 36 basis points for the prior quarter and 35 basis points for the prior year third quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.26 percent compared to 4.17 percent in the prior quarter. The 9 basis points increase in the net interest margin was primarily the result of increased yields on the loan portfolio and a 2 basis points increase in loan discount accretion from the fair value adjustments of recently acquired banks. The current quarter net interest margin increased 15 basis points over the prior year third quarter net interest margin of 4.11 percent. Included in the current quarter margin was a 14 basis points decrease due to the reduction in the federal corporate income tax rate in 2018 by the Tax Cut and Jobs Act (“Tax Act”). The increase in the margin from the prior year third quarter resulted from the remix of earning assets to higher yielding loans, increased yields on the loan portfolio, and stable funding costs. “The Bank divisions have done well again in growing their non-interest bearing deposit balances,” said Ron Copher, Chief Financial Officer. “Growth in these balances enable the Company to limit rate increases on interest bearing balances, especially in higher interest rate environments.”

Non-interest Income
Non-interest income for the current quarter totaled $32.4 million, an increase of $588 thousand, or 2 percent, from the prior quarter and an increase of $1.2 million, or 4 percent, over the same quarter last year. Service charges and other fees of $19.5 million for the current quarter, increased $700 thousand, or 4 percent, from the prior quarter and increased $2.2 million, or 13 percent, from the prior year third quarter with such increases primarily due to the increased number of accounts from organic growth and acquisitions. Miscellaneous loan fees and charges decreased $436 thousand, or 19 percent from prior quarter as a result of seasonality and increased $596 thousand, or 49 percent, from the prior year third quarter as a result of the recent acquisitions and increased loan growth. Gain on sale of loans decreased $886 thousand, or 11 percent, from the prior quarter as a result of seasonal activity and decreased $1.9 million, or 21 percent from the prior year third quarter as result of the decrease in purchase and refinance activity. Other income increased $1.5 million, or 56 percent, from the prior quarter and was primarily due to a $2.3 million gain on sale of a former branch building. Compared to the prior year third quarter, other income increased $767 thousand, or 22 percent, due to the sale of the former branch building, which was partially offset by the $1.3 million decrease in gain on sale of other real estate owned (“OREO”).

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Sep 30, 2017	Jun 30, 2018	Mar 31, 2018	Sep 30, 2017
Compensation and employee benefits	$49,927	49,023	45,721	41,297	904	4,206	8,630
Occupancy and equipment	7,914	7,662	7,274	6,500	252	640	1,414
Advertising and promotions	2,432	2,530	2,170	2,239	(98)	262	193
Data processing	3,752	4,241	3,967	3,647	(489)	(215)	105
Other real estate owned	2,674	211	72	817	2,463	2,602	1,857
Regulatory assessments and insurance	1,277	1,329	1,206	1,214	(52)	71	63
Core deposit intangibles amortization	1,735	1,748	1,056	640	(13)	679	1,095
Other expenses	13,118	15,051	12,161	12,198	(1,933)	957	920
Total non-interest expense	$82,829	81,795	73,627	68,552	1,034	9,202	14,277

Total non-interest expense of $82.8 million for the current quarter increased $1.0 million, or 1 percent, over the prior quarter and increased $14.3 million, or 21 percent, over the prior year third quarter. Compensation and employee benefits increased by $904 thousand, or 2 percent, from the prior quarter. Compensation and employee benefits increased by $8.6 million, or 21 percent, from the prior year third quarter principally due to the increased number of employees from acquisitions. Occupancy and equipment expense increased $1.4 million, or 22 percent, over the prior year third quarter and was attributable to increased costs from acquisitions. OREO expenses increased $2.5 million from the prior quarter and increased $1.9 million from the prior year third quarter, due to a write down of $2.2 million on a single property. Other expenses decreased $1.9 million, or 13 percent, from the prior quarter and was primarily due to a decrease in acquisition-related expenses. Compared to the prior year third quarter, other expenses increased $920 thousand, or 8 percent. Acquisition-related expenses were $1.3 million during the current quarter compared to $2.9 million in the prior quarter and $245 thousand in the prior year third quarter.

Federal and State Income Tax Expense
Tax expense during the third quarter of 2018 was $10.8 million, which is a decrease of $837 thousand, or 7 percent, from the prior year third quarter and was primarily attributable to the decrease in the federal income tax rate driven by the Tax Act. The effective tax rate in the third quarter of 2018 was 18 percent compared to 24 percent in the prior year third quarter.

Efficiency Ratio
The current quarter efficiency ratio was 52.26 percent, a 318 basis points improvement from the prior quarter efficiency ratio of 55.44 percent. The improvement was the result of increases in net interest income and non-interest income, including the $2.3 million gain on the sale of the former branch building. In addition, there was a decrease in acquisition-related expenses and the Company continues to control its operating costs.

Operating Results for Nine Months Ended September 30, 2018
Compared to September 30, 2017

Income Summary

	Nine Months Ended
(Dollars in thousands)	Sep 30, 2018	Sep 30, 2017	$ Change	% Change
Net interest income
Interest income	$343,686	$278,124	$65,562	24%
Interest expense	26,095	22,792	3,303	14%
Total net interest income	317,591	255,332	62,259	24%
Non-interest income
Service charges and other fees	55,179	50,435	4,744	9%
Miscellaneous loan fees and charges	5,527	3,283	2,244	68%
Gain on sale of loans	21,495	23,031	(1,536)	(7)%
Loss on sale of investments	(756)	(545)	(211)	39%
Other income	8,885	8,326	559	7%
Total non-interest income	90,330	84,530	5,800	7%
	$407,921	$339,862	$68,059	20%
Net interest margin (tax-equivalent)	4.18%	4.09%

Net Interest Income
Interest income for the first nine months of 2018 increased $65.6 million, or 24 percent, from the first nine months of 2017 and was principally due to a $55.9 million increase in interest income from commercial loans. Interest expense of $26.1 million for the first nine months of 2018 increased $3.3 million over the prior year same period. Interest expense on repurchase agreements, FHLB advances, and subordinated debt increased $3.4 million, or 37 percent, over the prior year and was primarily driven by the increase in market interest rates. The Company has maintained stable funding costs through its focus on growing non-interest bearing deposits and continued pricing discipline. The total funding cost was 36 basis points for the first nine months of 2018 and 2017.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first nine months of 2018 was 4.18 percent, a 9 basis points increase from the net interest margin of 4.09 percent for the first nine months of 2017. Included in the current year margin was a 14 basis points decrease compared to the prior year driven by the reduction in the federal corporate income tax rate. The increase in the margin from the prior year resulted from the remix of earning assets to higher yielding loans, increased yields on the loan portfolio, and stable funding costs.

Non-interest Income
Non-interest income of $90.3 million for the first nine months of 2018 increased $5.8 million, or 7 percent, over the same period last year. Service charges and other fees of $55.2 million for 2018 increased $4.7 million, or 9 percent, from the prior year as a result of an increased number of deposit accounts from organic growth and acquisitions. Miscellaneous loan fees and charges for the first nine months of 2018 increased $2.2 million, or 68 percent from the prior year as a result of the recent acquisitions and increased loan growth. Gain on sale of loans decreased $1.5 million, or 7 percent, from the prior year first nine months due to the decrease in purchase and refinance activity. Other income of $8.9 million, increased $559 thousand, or 7 percent, from the prior year first nine months with increases of $1.9 million from the sale of bank assets and a decrease of $2.5 million from the gain on sale of OREO.

Non-interest Expense Summary

	Nine Months Ended
(Dollars in thousands)	Sep 30, 2018	Sep 30, 2017	$ Change	% Change
Compensation and employee benefits	$144,671	$120,041	$24,630	21%
Occupancy and equipment	22,850	19,706	3,144	16%
Advertising and promotions	7,132	6,381	751	12%
Data processing	11,960	10,180	1,780	17%
Other real estate owned	2,957	1,532	1,425	93%
Regulatory assessments and insurance	3,812	3,362	450	13%
Core deposit intangibles amortization	4,539	1,880	2,659	141%
Other expenses	40,330	34,123	6,207	18%
Total non-interest expense	$238,251	$197,205	$41,046	21%

Total non-interest expense of $238.3 million for the first nine months of 2018 increased $41.0 million, or 21 percent, over prior year same period. Compensation and employee benefits for the first nine months of 2018 increased $24.6 million, or 21 percent, from the same period last year due to the increased number of employees from acquisitions. Occupancy and equipment expense for the first nine months of 2018 increased $3.1 million, or 16 percent from the prior year as a result of increased costs from acquisitions. Data processing expense for the current year increased $1.8 million, or 17 percent, from the prior year as a result of increased costs from the acquisitions and organic growth. Current year other expenses of $40.3 million increased $6.2 million, or 18 percent, from the prior year due to an increase in acquisition-related expenses. Acquisition-related expenses were $6.1 million during the first nine months of 2018 compared to $1.2 million in the prior year first nine months.

Provision for Loan Losses
The provision for loan losses was $8.7 million for the first nine months of 2018, an increase of $769 thousand from the same period in the prior year. Net charge-offs during the first nine months of 2018 were $5.7 million compared to $7.9 million during the same period in 2017.

Federal and State Income Tax Expense
Tax expense of $28.7 million in the first nine months of 2018 decreased $4.6 million, or 14 percent, over the prior year same period as a result of a decrease in the federal corporate income tax rate by the Tax Act. The effective tax rate in 2018 was 18 percent compared to 25 percent in the prior year.

Efficiency Ratio
The efficiency ratio of 55.01 percent for the first nine months of 2018 increased 109 basis points from the prior year first nine months efficiency ratio of 53.92. The increase included 140 basis points related to the decrease in the federal income tax rate and a 117 basis points increase in acquisition-related expenses.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;

•
legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers;

•	competition among financial institutions in the Company's markets may increase significantly;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•	the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;

•	natural disasters, including fires, floods, earthquakes, and other unexpected events;

•	the Company’s success in managing risks involved in the foregoing; and

•	the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 19, 2018. The conference call will be accessible by telephone and through the internet. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 8090339. To participate on the webcast, log on to: https://edge.media-server.com/m6/p/rbdz6bvt. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 8090339 by November 2, 2018.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell and its bank divisions: First Security Bank of Missoula; Valley Bank of Helena; Western Security Bank, Billings; First Bank of Montana, Lewistown; and First Security Bank, Bozeman, all located in Montana; as well as Mountain West Bank, Coeur d’Alene, operating in Idaho, Utah and Washington; First Bank, Powell, operating in Wyoming and Utah; Citizens Community Bank, Pocatello, operating in Idaho; Bank of the San Juans, Durango; and Collegiate Peaks Bank, Buena Vista both operating in Colorado; First State Bank, Wheatland, operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and The Foothills Bank, Yuma, operating in Arizona.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
Assets
Cash on hand and in banks	$171,394	174,239	139,948	136,822
Federal funds sold	—	—	—	210
Interest bearing cash deposits	135,710	193,893	60,056	83,178
Cash and cash equivalents	307,104	368,132	200,004	220,210
Debt securities, available-for-sale	2,103,619	2,177,352	1,778,243	1,886,517
Debt securities, held-to-maturity	590,915	620,409	648,313	655,128
Total debt securities	2,694,534	2,797,761	2,426,556	2,541,645
Loans held for sale, at fair value	50,649	53,788	38,833	48,709
Loans receivable	8,123,245	7,948,672	6,577,824	6,509,433
Allowance for loan and lease losses	(132,535)	(131,564)	(129,568)	(129,576)
Loans receivable, net	7,990,710	7,817,108	6,448,256	6,379,857
Premises and equipment, net	239,006	240,373	177,348	178,672
Other real estate owned	12,399	13,616	14,269	14,359
Accrued interest receivable	62,248	55,973	44,462	50,492
Deferred tax asset	37,264	34,211	38,344	58,916
Core deposit intangible, net	50,973	52,708	14,184	14,798
Goodwill	289,535	289,535	177,811	177,811
Non-marketable equity securities	16,502	26,107	29,884	21,890
Bank-owned life insurance	81,850	81,379	59,351	58,982
Other assets	76,328	66,953	37,047	32,261
Total assets	$11,909,102	11,897,644	9,706,349	9,798,602
Liabilities
Non-interest bearing deposits	$3,103,112	2,914,885	2,311,902	2,355,983
Interest bearing deposits	6,498,070	6,508,690	5,267,845	5,411,171
Securities sold under agreements to repurchase	408,754	361,515	362,573	453,596
FHLB advances	155,328	395,037	353,995	153,685
Other borrowed funds	9,944	9,917	8,224	8,243
Subordinated debentures	134,055	134,058	126,135	126,099
Accrued interest payable	4,065	3,952	3,450	3,154
Other liabilities	103,162	95,598	73,168	80,470
Total liabilities	10,416,490	10,423,652	8,507,292	8,592,401
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	845	845	780	780
Paid-in capital	1,050,463	1,049,724	797,997	797,381
Retained earnings - substantially restricted	471,021	443,705	402,259	403,373
Accumulated other comprehensive (loss) income	(29,717)	(20,282)	(1,979)	4,667
Total stockholders’ equity	1,492,612	1,473,992	1,199,057	1,206,201
Total liabilities and stockholders’ equity	$11,909,102	11,897,644	9,706,349	9,798,602

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest Income
Debt securities	$21,971	22,370	19,987	64,483	63,305
Residential real estate loans	10,356	10,149	8,326	29,290	24,594
Commercial loans	80,587	75,824	59,875	221,926	166,027
Consumer and other loans	9,991	9,372	8,276	27,987	24,198
Total interest income	122,905	117,715	96,464	343,686	278,124
Interest Expense
Deposits	4,837	4,617	4,564	13,370	13,505
Securities sold under agreements to repurchase	570	486	537	1,541	1,362
Federal Home Loan Bank advances	2,132	2,513	1,398	6,734	4,642
Other borrowed funds	63	26	21	105	55
Subordinated debentures	1,558	1,519	1,132	4,345	3,228
Total interest expense	9,160	9,161	7,652	26,095	22,792
Net Interest Income	113,745	108,554	88,812	317,591	255,332
Provision for loan losses	3,194	4,718	3,327	8,707	7,938
Net interest income after provision for loan losses	110,551	103,836	85,485	308,884	247,394
Non-Interest Income
Service charges and other fees	19,504	18,804	17,307	55,179	50,435
Miscellaneous loan fees and charges	1,807	2,243	1,211	5,527	3,283
Gain on sale of loans	7,256	8,142	9,141	21,495	23,031
(Loss) gain on sale of debt securities	(367)	(56)	77	(756)	(545)
Other income	4,216	2,695	3,449	8,885	8,326
Total non-interest income	32,416	31,828	31,185	90,330	84,530
Non-Interest Expense
Compensation and employee benefits	49,927	49,023	41,297	144,671	120,041
Occupancy and equipment	7,914	7,662	6,500	22,850	19,706
Advertising and promotions	2,432	2,530	2,239	7,132	6,381
Data processing	3,752	4,241	3,647	11,960	10,180
Other real estate owned	2,674	211	817	2,957	1,532
Regulatory assessments and insurance	1,277	1,329	1,214	3,812	3,362
Core deposit intangibles amortization	1,735	1,748	640	4,539	1,880
Other expenses	13,118	15,051	12,198	40,330	34,123
Total non-interest expense	82,829	81,795	68,552	238,251	197,205
Income Before Income Taxes	60,138	53,869	48,118	160,963	134,719
Federal and state income tax expense	10,802	9,485	11,639	28,684	33,298
Net Income	$49,336	44,384	36,479	132,279	101,421

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	September 30, 2018			September 30, 2017
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$893,972	$10,356	4.63%	$771,342	$8,326	4.32%
Commercial loans [1]	6,361,742	81,636	5.09%	4,968,989	61,560	4.92%
Consumer and other loans	796,558	9,991	4.98%	688,294	8,276	4.77%
Total loans [2]	8,052,272	101,983	5.02%	6,428,625	78,162	4.82%
Tax-exempt debt securities [3]	1,074,266	12,389	4.61%	1,106,288	15,678	5.67%
Taxable debt securities [4]	1,838,949	12,425	2.70%	1,757,102	9,961	2.27%
Total earning assets	10,965,487	126,797	4.59%	9,292,015	103,801	4.43%
Goodwill and intangibles	341,354			192,937
Non-earning assets	476,135			411,248
Total assets	$11,782,976			$9,896,200
Liabilities
Non-interest bearing deposits	$2,988,562	$—	—%	$2,274,387	$—	—%
NOW and DDA accounts	2,304,338	997	0.17%	1,720,374	465	0.11%
Savings accounts	1,340,003	219	0.06%	1,071,674	160	0.06%
Money market deposit accounts	1,720,845	881	0.20%	1,596,170	624	0.16%
Certificate accounts	942,417	1,728	0.73%	866,094	1,275	0.58%
Total core deposits	9,296,165	3,825	0.16%	7,528,699	2,524	0.13%
Wholesale deposits [5]	166,009	1,012	2.42%	297,768	2,040	2.72%
FHLB advances	209,248	2,132	3.99%	197,458	1,398	2.77%
Repurchase agreements and other borrowed funds	534,384	2,191	1.63%	562,169	1,690	1.19%
Total funding liabilities	10,205,806	9,160	0.36%	8,586,094	7,652	0.35%
Other liabilities	82,621			89,898
Total liabilities	10,288,427			8,675,992
Stockholders’ Equity
Common stock	845			780
Paid-in capital	1,050,081			797,011
Retained earnings	467,671			418,034
Accumulated other comprehensive (loss) income	(24,048)			4,383
Total stockholders’ equity	1,494,549			1,220,208
Total liabilities and stockholders’ equity	$11,782,976			$9,896,200
Net interest income (tax-equivalent)		$117,637			$96,149
Net interest spread (tax-equivalent)			4.23%			4.08%
Net interest margin (tax-equivalent)			4.26%			4.11%
______________________________

[1]	Includes tax effect of $1.0 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2018 and 2017, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $2.5 million and $5.3 million on tax-exempt debt securities income for the three months ended September 30, 2018 and 2017, respectively.

[4]	Includes tax effect of $304 thousand on federal income tax credits for the three months ended September 30, 2018 and 2017.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Nine Months Ended
	September 30, 2018			September 30, 2017
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$851,280	$29,290	4.59%	$739,921	$24,594	4.43%
Commercial loans [1]	6,026,787	224,944	4.99%	4,692,565	170,604	4.86%
Consumer and other loans	759,437	27,987	4.93%	680,368	24,198	4.76%
Total loans [2]	7,637,504	282,221	4.94%	6,112,854	219,396	4.80%
Tax-exempt debt securities [3]	1,084,436	37,818	4.65%	1,183,954	50,593	5.70%
Taxable debt securities [4]	1,809,047	35,327	2.60%	1,802,842	30,952	2.29%
Total earning assets	10,530,987	355,366	4.51%	9,099,650	300,941	4.42%
Goodwill and intangibles	301,786			175,752
Non-earning assets	447,226			391,519
Total assets	$11,279,999			$9,666,921
Liabilities
Non-interest bearing deposits	$2,755,702	$—	—%	$2,122,385	$—	—%
NOW and DDA accounts	2,211,982	2,824	0.17%	1,640,712	994	0.08%
Savings accounts	1,282,161	642	0.07%	1,045,065	460	0.06%
Money market deposit accounts	1,700,216	2,457	0.19%	1,546,181	1,797	0.16%
Certificate accounts	920,222	4,639	0.67%	908,359	3,911	0.58%
Total core deposits	8,870,283	10,562	0.16%	7,262,702	7,162	0.13%
Wholesale deposits [5]	156,298	2,808	2.40%	314,385	6,343	2.70%
FHLB advances	241,438	6,734	3.68%	269,377	4,642	2.27%
Repurchase agreements and other borrowed funds	522,267	5,991	1.53%	558,943	4,645	1.11%
Total funding liabilities	9,790,286	26,095	0.36%	8,405,407	22,792	0.36%
Other liabilities	61,272			80,841
Total liabilities	9,851,558			8,486,248
Stockholders’ Equity
Common stock	833			774
Paid-in capital	1,002,321			775,761
Retained earnings	444,116			404,638
Accumulated other comprehensive loss	(18,829)			(500)
Total stockholders’ equity	1,428,441			1,180,673
Total liabilities and stockholders’ equity	$11,279,999			$9,666,921
Net interest income (tax-equivalent)		$329,271			$278,149
Net interest spread (tax-equivalent)			4.15%			4.06%
Net interest margin (tax-equivalent)			4.18%			4.09%
______________________________

[1]	Includes tax effect of $3.0 million and $4.6 million on tax-exempt municipal loan and lease income for the nine months ended September 30, 2018 and 2017, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $7.7 million and $17.3 million on tax-exempt investment securities income for the nine months ended September 30, 2018 and 2017, respectively.

[4]	Includes tax effect of $913 thousand and $981 thousand on federal income tax credits for the nine months ended September 30, 2018 and 2017, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
Custom and owner occupied construction	$123,369	$138,171	$109,555	$106,615	(11)%	13%	16%
Pre-sold and spec construction	109,214	96,008	72,160	82,023	14%	51%	33%
Total residential construction	232,583	234,179	181,715	188,638	(1)%	28%	23%
Land development	125,272	108,641	82,398	83,414	15%	52%	50%
Consumer land or lots	123,979	110,846	102,289	99,866	12%	21%	24%
Unimproved land	75,183	72,150	65,753	64,610	4%	14%	16%
Developed lots for operative builders	14,922	12,708	14,592	12,830	17%	2%	16%
Commercial lots	30,255	27,661	23,770	25,984	9%	27%	16%
Other construction	487,428	478,037	391,835	367,060	2%	24%	33%
Total land, lot, and other construction	857,039	810,043	680,637	653,764	6%	26%	31%
Owner occupied	1,330,024	1,302,737	1,132,833	1,109,796	2%	17%	20%
Non-owner occupied	1,564,182	1,495,532	1,186,066	1,180,976	5%	32%	32%
Total commercial real estate	2,894,206	2,798,269	2,318,899	2,290,772	3%	25%	26%
Commercial and industrial	884,414	909,688	751,221	766,970	(3)%	18%	15%
Agriculture	672,916	661,218	450,616	468,168	2%	49%	44%
1st lien	1,109,308	1,072,917	877,335	873,061	3%	26%	27%
Junior lien	59,345	64,821	51,155	53,337	(8)%	16%	11%
Total 1-4 family	1,168,653	1,137,738	928,490	926,398	3%	26%	26%
Multifamily residential	222,647	218,061	189,342	185,891	2%	18%	20%
Home equity lines of credit	521,778	500,036	440,105	429,483	4%	19%	21%
Other consumer	166,788	164,288	148,247	153,363	2%	13%	9%
Total consumer	688,566	664,324	588,352	582,846	4%	17%	18%
States and political subdivisions	429,409	419,025	383,252	351,869	2%	12%	22%
Other	123,461	149,915	144,133	142,826	(18)%	(14)%	(14)%
Total loans receivable, including loans held for sale	8,173,894	8,002,460	6,616,657	6,558,142	2%	24%	25%
Less loans held for sale [1]	(50,649)	(53,788)	(38,833)	(48,709)	(6)%	30%	4%
Total loans receivable	$8,123,245	$7,948,672	$6,577,824	$6,509,433	2%	23%	25%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2018	Sep 30, 2018
Custom and owner occupied construction	$1,599	48	48	177	—	1,599	—
Pre-sold and spec construction	474	492	38	267	474	—	—
Total residential construction	2,073	540	86	444	474	1,599	—
Land development	5,147	7,564	7,888	8,116	843	—	4,304
Consumer land or lots	1,592	1,593	1,861	2,451	526	—	1,066
Unimproved land	9,815	9,962	10,866	10,320	8,307	28	1,480
Developed lots for operative builders	68	126	116	116	43	—	25
Commercial lots	1,046	1,059	1,312	1,374	—	—	1,046
Other construction	147	155	151	151	9	—	138
Total land, lot and other construction	17,815	20,459	22,194	22,528	9,728	28	8,059
Owner occupied	11,246	12,891	13,848	14,207	9,978	34	1,234
Non-owner occupied	10,847	15,337	4,584	4,251	10,574	—	273
Total commercial real estate	22,093	28,228	18,432	18,458	20,552	34	1,507
Commercial and industrial	5,615	7,692	5,294	5,190	4,956	409	250
Agriculture	7,856	10,497	3,931	3,998	6,804	1,052	—
1st lien	9,543	9,725	9,261	7,688	8,922	528	93
Junior lien	2,610	3,257	567	591	709	—	1,901
Total 1-4 family	12,153	12,982	9,828	8,279	9,631	528	1,994
Multifamily residential	613	634	—	—	613	—	—
Home equity lines of credit	3,470	3,112	3,292	4,151	2,397	508	565
Other consumer	417	393	322	225	218	175	24
Total consumer	3,887	3,505	3,614	4,376	2,615	683	589
States and political subdivisions	—	—	1,800	1,800	—	—	—
Total	$72,105	84,537	65,179	65,073	55,373	4,333	12,399

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
Custom and owner occupied construction	$4,502	$1,525	$300	$415	195%	1,401%	985%
Pre-sold and spec construction	494	721	102	451	(31)%	384%	10%
Total residential construction	4,996	2,246	402	866	122%	1,143%	477%
Land development	516	728	—	5	(29)%	n/m	10,220%
Consumer land or lots	235	471	353	615	(50)%	(33)%	(62)%
Unimproved land	629	1,450	662	621	(57)%	(5)%	1%
Developed lots for operative builders	—	—	7	—	n/m	(100)%	n/m
Commercial lots	—	—	108	15	n/m	(100)%	(100)%
Other construction	—	—	—	—	n/m	n/m	n/m
Total land, lot and other construction	1,380	2,649	1,130	1,256	(48)%	22%	10%
Owner occupied	2,872	3,571	4,726	4,450	(20)%	(39)%	(35)%
Non-owner occupied	1,131	8,414	2,399	5,502	(87)%	(53)%	(79)%
Total commercial real estate	4,003	11,985	7,125	9,952	(67)%	(44)%	(60)%
Commercial and industrial	4,791	5,745	6,472	5,784	(17)%	(26)%	(17)%
Agriculture	1,332	5,288	3,205	780	(75)%	(58)%	71%
1st lien	3,795	5,132	10,865	2,973	(26)%	(65)%	28%
Junior lien	420	989	4,348	3,463	(58)%	(90)%	(88)%
Total 1-4 family	4,215	6,121	15,213	6,436	(31)%	(72)%	(35)%
Multifamily Residential	—	—	—	237	n/m	n/m	(100)%
Home equity lines of credit	2,467	3,940	1,962	2,065	(37)%	26%	19%
Other consumer	1,903	1,665	2,109	1,735	14%	(10)%	10%
Total consumer	4,370	5,605	4,071	3,800	(22)%	7%	15%
Other	94	11	69	4	755%	36%	2,250%
Total	$25,181	$39,650	$37,687	$29,115	(36)%	(33)%	(14)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2018
Custom and owner occupied construction	$—	—	—	58	—	—
Pre-sold and spec construction	(348)	(344)	(23)	(19)	17	365
Total residential construction	(348)	(344)	(23)	39	17	365
Land development	(110)	(107)	(143)	(67)	—	110
Consumer land or lots	(121)	(92)	222	(150)	206	327
Unimproved land	(288)	(144)	(304)	(177)	—	288
Developed lots for operative builders	33	33	(107)	(16)	33	—
Commercial lots	3	4	(6)	(4)	7	4
Other construction	(4)	—	389	390	—	4
Total land, lot and other construction	(487)	(306)	51	(24)	246	733
Owner occupied	902	1,000	3,908	3,416	1,084	182
Non-owner occupied	(6)	(4)	368	214	59	65
Total commercial real estate	896	996	4,276	3,630	1,143	247
Commercial and industrial	1,893	1,471	883	429	2,527	634
Agriculture	39	44	9	(11)	50	11
1st lien	8	(193)	(23)	(201)	257	249
Junior lien	486	(34)	719	746	959	473
Total 1-4 family	494	(227)	696	545	1,216	722
Multifamily residential	(6)	(6)	(230)	(229)	—	6
Home equity lines of credit	(39)	(38)	272	262	101	140
Other consumer	161	111	505	98	381	220
Total consumer	122	73	777	360	482	360
Other	3,137	1,816	4,389	3,195	6,224	3,087
Total	$5,740	3,517	10,828	7,934	11,905	6,165

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